Exhibit 1.2

EXECUTION COPY

Assured Guaranty Ltd.
Assured Guaranty US Holdings Inc.

3,000,000 Equity Units
(Initially Consisting of 3,000,000 Corporate Units)

UNDERWRITING AGREEMENT

June 18, 2009

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

As Representative of the several Underwriters
c/o

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED
One Bryant Park
New York, NY 10036

Ladies and Gentlemen:

Assured Guaranty Ltd., a Bermuda company (the “Unit Issuer”), subject to the terms and conditions stated herein, proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 3,000,000 of its Equity Units (the “Equity Units”).  In addition, the Unit Issuer has granted to the Underwriters an option to purchase up to an additional 450,000 Equity Units (the “Optional Securities”), as provided in Section 2 (the Equity Units and, if and to the extent such option is exercised, the Optional Securities are collectively called the “Securities”).  Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”) has agreed to act as a representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Securities.

In connection with the aforementioned issuance and sale, at the request of the Unit Issuer, the Unit Issuer and the Underwriters agree that up to 25% of the Equity Units and the Common Shares being issued in the Common Shares Offering (as such terms are defined below) (the “WLR Shares”) shall be reserved for sale by the Underwriters to WLR Recovery Fund IV, L.P., a shareholder of the Unit Issuer, or one of its affiliated funds (collectively “WLR”) as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the Investment Agreement, dated as of February 28, 2008, by and between the Unit Issuer and WLR Recovery Fund IV, L.P., as amended by the First Amendment to Investment Agreement dated as of November 13, 2008 and the Second Amendment to investment agreement, dated as of June 10, 2009 (as so amended, the “Investment Agreement”), and all applicable laws, rules and regulations.  To the extent that such WLR Shares are not confirmed for purchase by WLR by the end of the

Pre-Emptive Period (as defined in the Investment Agreement), such WLR Shares may be offered to the public as part of the public offering contemplated hereby.

Each Equity Unit has a stated amount of $50 (the “Stated Amount”) and initially consists of (i) a purchase contract (each, a “Purchase Contract”) under which the holder will agree to purchase, and the Unit Issuer will agree to sell, on June 1, 2012 (the “Purchase Contract Settlement Date”), subject to early settlement of such Purchase Contract pursuant to the provisions of the Purchase Contract and Pledge Agreement (the “Purchase Contract and Pledge Agreement”), to be dated as of the Closing Date (as defined below), among the Unit Issuer, The Bank of New York Mellon, as collateral agent, custodial agent and securities intermediary, and The Bank of New York Mellon, as purchase contract agent (the “Purchase Contract Agent”), for a price equal to the Stated Amount per Equity Unit, a number of common shares (the “Issuable Common Shares”) of the Unit Issuer, par value $0.01 per share (the “Common Shares”), determined pursuant to the terms of the Purchase Contract and Pledge Agreement and (ii) a 1/20, or 5.0%, undivided beneficial ownership interest in $1,000 principal amount of the 8 1/2% senior notes due June 1, 2014 (the “Notes”) of Assured Guaranty US Holdings Inc., a wholly owned subsidiary of the Unit Issuer (“AGUH” or the “Note Issuer” and, together with the Unit Issuer, the “Issuers”).

The Notes will be issued pursuant to an indenture (the “Base Indenture”), to be dated as of the Closing Date between the Note Issuer and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”).  Certain terms of the Notes will be established pursuant to a supplemental indenture (the “Supplemental Indenture”) in accordance with Article Nine of the Base Indenture (together with the Base Indenture, the “Indenture”).

Pursuant to the Indenture, the Unit Issuer has agreed to fully, irrevocably and unconditionally guarantee (the “Guarantees”), to each holder of the Notes and to the Trustee, (1) the full and punctual payment of principal of, premium, if any, interest and any Additional Amounts (as defined in the Indenture) in respect thereof on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Note Issuer under the Indenture and the Notes and (2) the full and punctual performance within applicable grace periods of all other obligations of the Note Issuer under the Indenture and the Notes.

A holder’s ownership interest in the Notes initially will be pledged to secure such holder’s obligation to purchase the Issuable Common Shares on the Purchase Contract Settlement Date, such pledge to be on the terms and conditions set forth in the Purchase Contract and Pledge Agreement.

The Purchase Contracts will be issued pursuant to the Purchase Contract and Pledge Agreement. The Purchase Contracts together with the related Notes (or upon the occurrence of a successful remarketing of the Notes prior to the Purchase Contract Settlement Date, the Treasury portfolio) are herein referred to as the “Corporate Units.”

A holder of Corporate Units, at its option, may, subject to the terms and conditions set forth in the Purchase Contract and Pledge Agreement, elect to create “Treasury Units” by substituting pledged U.S. treasury securities for any pledged ownership interests in the Notes. Unless otherwise indicated, the term “Equity Units” includes both Corporate Units and Treasury Units.

Pursuant to a remarketing agreement (the “Remarketing Agreement”), the form of which is attached to the Purchase Contract and Pledge Agreement, to be entered into among the Issuers, the Purchase Contract Agent and one or more nationally recognized investment banking firms to be selected by the Issuers, as the reset agent(s) and remarketing agent(s), the Notes will be remarketed, subject to certain terms and conditions set forth in the Remarketing Agreement.

The “Component Securities” means, collectively, the Purchase Contracts, the Notes, the Guarantees and the Issuable Common Shares.

The terms and rights of any particular issuance of Securities (including the Component Securities) shall be as specified in (i) the Indenture or (ii) the Purchase Contract and Pledge Agreement (each document listed in clauses (i) and (ii), together with the Remarketing Agreement, a “Securities Agreement” and collectively, the “Securities Agreements”).

The Unit Issuer is concurrently publicly offering its Common Shares (the “Common Shares Offering”) through the Representative and any other underwriters. The offering of the Securities is not contingent upon completion of the Common Shares Offering; the Common Shares Offering is not contingent upon the completion of the offering of the Securities; and the Common Shares are not being offered together with the Securities.

To the extent there are no additional Underwriters listed on Schedule A other than you, the terms Representative and Underwriters as used herein shall mean you, as Underwriters.  The terms Representative and Underwriters shall mean either the singular or plural as the context requires.

The Issuers hereby confirm their agreement with the Underwriters as follows:

SECTION 1.  Representations and Warranties.

(a)          The Issuers hereby represent, warrant and covenant to each Underwriter as follows:

i.              Registration Statement and Prospectus.  The Issuers have prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”)) on Form S-3 (File No. 333-152892), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.”  Any preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to filing of the final prospectus is called, together with the Base Prospectus, a “preliminary prospectus.”  The term “Prospectus” shall mean the final prospectus supplement relating to the Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”).  Any reference herein to the Registration

Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Unit Issuer filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.  All references in this Agreement to the Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

ii.             Compliance with Registration Requirements.  The Registration Statement has been declared effective by the Commission under the Securities Act.  The Issuers have complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.  No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Issuers, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and the rules thereunder and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities.  Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.  The Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b) under the Securities Act, at the Closing Date (as defined herein) and at any Subsequent Closing Date (as defined herein), did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Issuers by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.  There is no contract or other document required to be described in a preliminary prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that has not been described or filed as required.

The documents incorporated by reference in a preliminary prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.  Any further documents so filed and incorporated by reference in a preliminary prospectus or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

iii.            Disclosure Package.  The term “Disclosure Package” shall mean (i) the Base Prospectus, as amended or supplemented as of the Applicable Time, including any preliminary prospectus supplement, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule B hereto, and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.  The Issuers will prepare a final term sheet containing only a description of the Securities, in substantially the form attached hereto as Schedule C, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).  The Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.  As of 6:00 P.M. (Eastern time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuers by any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

iv.            The Issuer Not Ineligible Issuer.  At the Execution Time, neither Issuer was and is an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that either Issuer be considered an Ineligible Issuer.

v.             Issuer Free Writing Prospectuses.  Any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering or until any earlier date that the Issuers notified or notify the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, a preliminary prospectus or the Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, a preliminary prospectus or the Prospectus, the Issuers have promptly notified or will promptly notify the Representative and have promptly amended or supplemented or will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuers by any Underwriter specifically through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

vi.            Distribution of Offering Material.  The Issuers have not distributed and will not distribute, prior to the later of the last Subsequent Closing Date (as defined below) and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representative and included in Schedule B hereto or the Registration Statement.  The Representative shall provide notice to the Issuers if the distribution of the Securities has not been completed on the date of Closing Date, and upon such later date as the distribution of the Securities has been completed.

vii.           No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.  No stockholder of the Unit Issuer or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Unit Issuer under (a) the Memorandum of Association or the Bye-laws of the Unit Issuer or (b) any contract, agreement or instrument to which the Unit Issuer is a party, other than the rights of WLR Recovery Fund IV, L.P., a shareholder of the Unit Issuer, or one of its affiliated funds (collectively “WLR”) under the Investment Agreement, dated as of February 28, 2008, by and between the Unit Issuer and WLR Recovery Fund IV, L.P., as amended by the Amendment to Investment Agreement dated November 13, 2008.

viii.          No Material Adverse Change.  Neither the Unit Issuer nor any of its subsidiaries (including the Note Issuer) has sustained since the date of the latest audited financial statements included in the Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Disclosure Package and the Prospectus, there has not been any change in the share capital or capital stock, as the case may be, or long-term debt of the Unit Issuer or any of its subsidiaries (including the Note Issuer) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial condition, shareholders’ equity, or results of operations of the Unit Issuer and its subsidiaries (including the Note Issuer), taken as a whole (a “Material Adverse Change”), otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus.

ix.            Incorporation and Good Standing of the Unit Issuer.  The Unit Issuer has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Islands of Bermuda, with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

x.             Incorporation and Good Standing of the Note Issuer and Other Subsidiaries. Each Subsidiary of the Unit Issuer (including the Note Issuer) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

xi.            Capitalization.  All of the issued shares of share capital of the Unit Issuer have been duly and validly authorized and issued, are fully paid and non-assessable; and all of the issued shares of share capital of each subsidiary of the Unit Issuer have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Unit Issuer, free and clear of all liens, encumbrances, equities or claims.

xii.           Authorization of Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Issuers.

xiii.          Authorization of the Indenture.  The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (the “Trust Indenture Act”), conforms in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder, has been duly authorized by the Issuers, at the Closing Date, will have been duly executed and delivered by the Issuers and when validly executed and delivered by the Issuers and the Trustee, will constitute a valid and binding obligation of the Issuers, enforceable against the Issuers in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

xiv.          Authorization of the Purchase Contract and Pledge Agreement.  The Purchase Contract and Pledge Agreement has been duly authorized by the Unit Issuer, at the Closing Date, will have been duly executed and delivered by the Unit Issuer and when validly executed and delivered by the Unit Issuer and the other parties thereto, will constitute a valid and binding obligation of the Unit Issuer, enforceable against the Unit Issuer in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

xv.           Authorization of the Remarketing Agreement.  The Remarketing Agreement has been duly authorized by the Issuers and when validly executed and delivered by the Issuers and the other parties thereto, will constitute a valid and binding obligation of the Issuers, enforceable against the Issuers in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except that rights to indemnification thereunder may be limited by federal or state securities laws or public policy.

xvi.          Authorization of the Notes.  The Notes and the Guarantees have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date or any Subsequent Closing Date, as the case may be, will have been duly executed and delivered by the Note Issuer and the Unit Issuer, respectively, and when authenticated in the manner provided for in the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Note Issuer and the Unit Issuer, respectively, enforceable in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and will be entitled to the benefits of the Indenture. The Notes are in the form contemplated by the Indenture.

xvii.         Authorization of the Securities.  The Securities have been duly authorized for issuance and sale pursuant to this Agreement and, at the Closing Date or any Subsequent Closing Date, as the case may be, will have been duly executed and delivered by the Unit Issuer and when authenticated in the manner provided for in the Purchase Contract and Pledge Agreement and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Unit Issuer, enforceable in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

xviii.        Authorization of the Issuable Common Shares.  The Issuable Common Shares have been duly and validly authorized and reserved for issuance and, when issued and delivered pursuant to the provisions of the Purchase Contract and Pledge Agreement and Purchase Contracts, will be duly and validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus and to the instruments defining the same; and the issuance of the Issuable Common Shares will not be subject to any preemptive or similar rights of any securityholder of the Unit Issuer.  No holder of the Issuable Common Shares will be subject to personal liability by reason of being such a holder.

xix.           Non-Contravention of Existing Agreements;  No Further Authorizations or Approvals Required.  The compliance by the Issuers with all of the provisions of this Agreement, the Component Securities, the Securities, and each Securities Agreement (collectively, the “Transaction Documents”) and the consummation of the transactions contemplated therein, including, but not limited to, the issuance and sale of the Securities, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Unit Issuer or any of its subsidiaries (including the Note Issuer) is a party or by which the Unit Issuer or any of its subsidiaries (including the Note Issuer) is bound or to which any of the property or assets of the Unit Issuer or any of its subsidiaries (including the Note Issuer) is subject, (ii) the provisions of the Memorandum of Association or the Bye-laws of the Unit Issuer or the Certificate of Incorporation or the bylaws of the Note Issuer, (iii) the Investment Agreement or (iv) any statute or any rule or regulation or order, judgment or decree of any court or governmental agency or body having jurisdiction over the Unit Issuer or any of its subsidiaries (including the Note Issuer) or any of their respective properties, except, in the case of clauses (i) and (iv) above, for such violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, financial condition, shareholders’ equity, or results of operations of the Unit Issuer and its subsidiaries (including the Note Issuer) taken as a whole (a “Material Adverse Effect”); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body (“Governmental Authorizations”) is required for the sale of the Securities or the consummation by the Issuers of the transactions contemplated by this Agreement, except (A) such Governmental Authorizations as have been duly obtained and are in full force and effect and copies of which have been furnished to you and (B) such Governmental Authorizations as may be required under state securities laws, Blue Sky laws, insurance securities laws or any laws of jurisdictions outside the United States in connection with the purchase and distribution of the Securities by or for the account of the Underwriters.

xx.            Non-Contravention of Stock Purchase Agreement.  The compliance by the Issuers with all of the provisions of this Agreement and the consummation of the transactions contemplated herein, including, but not limited to, the issuance and sale of the Securities, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under the Stock Purchase Agreement, dated as of November 14, 2008, by and among the Unit Issuer, Dexia Holdings, Inc. and Dexia Credit Local S.A., as amended by the acknowledgment and amendment dated June 9, 2009 (the “SPA”).

xxi.           Absence of Violations and Defaults.  Neither the Unit Issuer nor any of its subsidiaries (including the Note Issuer)  is (i) in violation of the Memorandum of Association or the Bye-laws of the Unit Issuer or the Certificate of Incorporation or the bylaws of the Note Issuer or comparable organizational documents or (ii) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

xxii.          All Necessary Permits, etc.  Each of the Unit Issuer and its subsidiaries (including the Note Issuer) possesses all consents, authorizations, approvals, orders, licenses, certificates, or permits issued by any regulatory agencies or bodies (collectively, “Permits”) which are necessary to conduct the business now conducted by it as described in the Disclosure Package and the Prospectus, except where the failure to possess such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of such Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no pending, or to the Issuers’ knowledge, threatened action, suit, proceeding or investigation against or involving the Unit Issuer and its subsidiaries (including the Note Issuer), and the Issuers do not know of any reasonable basis for any such action, suit, proceeding or investigation, that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other material impairment of the rights of the holder of any such Permit, except for such revocation, modification, termination, suspension or other material impairment that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

xxiii.         Compliance with Insurance Laws.  Except as described in the Disclosure Package and the Prospectus, each of the Unit Issuer and its insurance subsidiaries is duly registered, licensed or admitted as an insurer or reinsurer or as an insurance holding company, as the case may be, under applicable insurance holding company statutes or other insurance laws (including laws that relate to companies that control insurance companies) and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (collectively, “Insurance Laws”) in each jurisdiction where it is required to be so licensed or admitted to conduct its business as described in the Disclosure Package and the Prospectus, except where the failure to be so registered, licensed or admitted would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Disclosure Package and the Prospectus, each of the Unit Issuer and its insurance subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from, and has made all declarations and filings with, all insurance regulatory authorities necessary to conduct their respective businesses as described in the Disclosure Package and the Prospectus, and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications, the failure to make such declarations and filings, or the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise described in the Disclosure Package and the Prospectus, none of the Unit Issuer nor any of its insurance subsidiaries has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, certificate, permit, registration or qualification is needed to be obtained by either the Unit Issuer or any of its insurance subsidiaries to conduct its business as currently conducted, except where the failure to have such additional authorization, approval, order, consent, certificate, permit, registration or qualification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as otherwise described in the Disclosure Package and the Prospectus, no insurance regulatory authority has issued to the Unit Issuer or any subsidiary (including the Note Issuer) any order impairing, restricting or prohibiting (A) the payment of dividends by any of the Unit Issuer’s subsidiaries (including the Note Issuer), (B) the making of a distribution on any subsidiary’s (including the Note Issuer’s) share capital, (C) the repayment to the Unit Issuer of any loans or advances to any of its subsidiaries (including the Note Issuer) from the Unit Issuer, (D) the repayment to the Note Issuer of any loans or advances to any of its subsidiaries from the Note Issuer, or (E) the transfer of any of the Unit Issuer’s subsidiary’s property or assets to the Unit Issuer or any other subsidiary of the Unit Issuer (including the Note Issuer). Each of the Unit Issuer, AGUH, Assured Guaranty Re Ltd., Assured Guaranty Re Overseas Ltd., Assured Guaranty Mortgage Insurance Company, Assured Guaranty Corp. and Assured Guaranty (UK) Ltd. maintains its books and records in accordance with all applicable Insurance Laws, except where the failure to so maintain its books and records would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

xxiv.        Bermuda Tax Assurances.  Each of the Unit Issuer, Assured Guaranty Corp., Assured Guaranty Re Ltd. and Assured Guaranty Re Overseas Ltd. has received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act, 1966 of

Bermuda to the effect that, in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, or any tax of the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Unit Issuer, Assured Guaranty Corp., Assured Guaranty Re Ltd. or Assured Guaranty Re Overseas Ltd. or any of their operations or their shares, debentures or other obligations, until 28 March 2016 (subject to certain provisos expressed in such assurance), and the Unit Issuer has not received any notification to the effect (and is not otherwise aware) that such assurances may be revoked or otherwise not honored by the Bermuda government.

xxv.         Treatment Under the Internal Revenue Code.  The Issuers do not believe that (1) either the Unit Issuer or any of its subsidiaries (including the Note Issuer) currently should be, or upon the sale of the Securities herein contemplated should be, (A) treated as a “passive foreign investment company” as defined in Section 1297(a) of the Internal Revenue Code of 1986, as amended (the “Code”), (B) except for AGUH, AG Financial Products Inc., Assured Guaranty Corp., Assured Guaranty Overseas US Holdings Inc., Assured Guaranty Re Overseas Ltd., AG Intermediary Inc. and Assured Guaranty Mortgage Insurance Company, considered to be engaged in a trade or business within the United States for purposes of Section 864(b) of the Code or (C) except for Assured Guaranty Finance Overseas Ltd. , Assured Guaranty (UK) Services Ltd. and Assured Guaranty (UK) Ltd., characterized as resident, managed or controlled or carrying on a trade through a branch or agency in the United Kingdom or (2) any U.S. person who owns shares of the Unit Issuer directly or indirectly through foreign entities should be treated as owning (directly, indirectly through foreign entities or by attribution pursuant to Section 958(b) of the Code) 10 percent or more of the total voting power of the Unit Issuer or any of its non-U.S. subsidiaries.

xxvi.        Related Person Insurance Income.  Except as disclosed in the Disclosure Package and the Prospectus, Assured Guaranty Re Ltd. intends to operate in a manner that is intended to ensure that either (i) the related person insurance income of such company does not equal or exceed 20% of such company’s gross insurance income for any taxable year in the foreseeable future or (ii) at all times during each taxable year for the foreseeable future less than 20% of the voting power and less than 20% of the value of the shares of Assured Guaranty Re Ltd. is owned (directly or indirectly) by persons who are (directly or indirectly) insured (each, an “insured”) under any policy of insurance or reinsurance issued by Assured Guaranty Re Ltd. or related persons to any such insured.

xxvii.       Accuracy of Statements.  The statements set forth in the Disclosure Package and the Prospectus under the captions “Description of The Equity Units,” “Description of The Purchase Contracts,” “Certain Provisions of The Purchase Contract and Pledge Agreement,” “Description of The Notes,” “Description of Assured Guaranty Share Capital,” “Description of The Assured Guaranty US Holdings Debt Securities and Assured Guaranty Guarantee,” and “Description of Stock Purchase Contracts and Stock Purchase Units,” insofar as they purport to constitute a summary of the terms of the Securities, the Component Securities and the Securities Agreements, and under the captions “Material Tax Considerations” and “Description of The Acquisition” and in the Unit Issuer’s Annual Report on Form 10-K for the year ended December 31, 2008, under the captions “Part I—Item 1—Business—Regulation,” and “Part I—Item 3—Legal Proceedings,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are true, accurate and complete in all material respects.

xxviii.      No Price Stabilization or Manipulation.  The Unit Issuer has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Securities.  The Unit Issuer acknowledges that the Underwriters may engage in passive market making transactions in the Securities on the New York Stock Exchange in accordance with Regulation M under the Exchange Act.

xxix.         Internal Controls and Procedures.  The Unit Issuer maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed by, or under the supervision of, the Unit Issuer’s principal executive officer and principal financial officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Unit Issuer’s internal control over financial reporting was effective as of the end of the year ended December 31, 2008, and there have been no changes in the Unit Issuer’s internal control over financial reporting since such time and the Unit Issuer is not aware of any material weaknesses in its internal control over financial reporting.

xxx.          No Material Action or Proceeding.  Other than as set forth in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Unit Issuer or any of its subsidiaries (including the Note Issuer) is a party or of which any property of the Unit Issuer or any of its subsidiaries (including the Note Issuer) is the subject which, if determined adversely to the Unit Issuer or any of its subsidiaries (including the Note Issuer), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best of the Issuers’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

xxxi.         Not an “Investment Company.”  Neither Issuer is and, after giving effect to the offering and sale of the Securities, will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

xxxii.        No Stamp Duty, Transfer, Excise or Similar Tax.  No Underwriter and no subsequent purchaser of the Securities is subject to any stamp duty, transfer, excise or similar tax imposed in Bermuda in connection with the issuance, offering or sale of the Securities to the Underwriters or to any subsequent purchaser.

xxxiii.       Bermuda Exempted Companies.  There are no currency exchange control laws or withholding taxes, in each case of Bermuda, that would be applicable to (1) the payment of interest or principal on the Securities by the Unit Issuer (other than as may apply to residents of Bermuda for Bermuda exchange control purposes) or (2) the payment of dividends, interest or principal by the any of the Unit Issuer’s subsidiaries to such subsidiary’s parent company. The Bermuda Monetary Authority has designated the Unit Issuer, Assured Guaranty Re Ltd. and Assured Guaranty Re Overseas Ltd. (Assured Guaranty Re Ltd. and Assured Guaranty Re Overseas Ltd. are collectively referred to as the “Bermuda Subsidiaries”) as non-resident for exchange control purposes. Each of the Unit Issuer and the Bermuda Subsidiaries are “exempted companies” under Bermuda law and have not (A) acquired and do not hold any land for its business in Bermuda, other than that held by way of lease or tenancy for terms of not more than 50 years, without the express authorization of the Bermuda Minister of Finance, (B) acquired and do not hold land by way of lease or tenancy which is acquired for its business and held for terms of not more than 21 years in order to provide accommodation or recreational facilities for its officers and employees, without the express authorization of the Minister of Finance of Bermuda, (C) taken mortgages on land in Bermuda to secure an amount in excess of $50,000, without the consent of the Bermuda Minister of Finance, (D) acquired any bonds or debentures secured by any land in Bermuda, except bonds or debentures issued by the government of Bermuda or a public authority of Bermuda, or (E) conducted their business in a manner that is prohibited for “exempted companies” under Bermuda law. None of the Unit Issuer or any of the Bermuda Subsidiaries has received notification from the Bermuda Monetary Authority or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as non-resident for exchange control purposes, its permission to issue and transfer the Securities, or its status as an “exempted company” under Bermuda law.

xxxiv.       Independent Accountants of the Unit Issuer.  PricewaterhouseCoopers LLP, who have expressed their opinion with respect to the financial statements and the related notes thereto of the Unit Issuer and its subsidiaries, are independent public accountants with respect to the Unit Issuer, as required by the Securities Act and the Exchange Act and the rules and regulations of the Commission thereunder.

xxxv.        Preparation of the Financial Statements of the Unit Issuer.  The financial statements and schedules of the Unit Issuer and its subsidiaries incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the rules and regulations adopted by the Commission under the Act; and the supporting schedules incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all materials respects the information required to be stated therein.

xxxvi.       Significant Subsidiaries.  AGUH, Assured Guaranty Corp., Assured Guaranty Re Ltd., Assured Guaranty Overseas US Holdings Inc. and Assured Guaranty Re Overseas Ltd. are the only significant subsidiaries of the Unit Issuer as that term is defined in Rule 1-02(w) of Regulation S-X of the rules and regulations of the Commission under the Securities Act.

xxxvii.      No Unlawful Contributions or Other Payments.  Neither the Unit Issuer nor any of its subsidiaries (including the Note Issuer) nor, to the knowledge of the Unit Issuer, any director, officer, agent, employee or affiliate of the Unit Issuer or any of its subsidiaries (including the Note Issuer), acting in such capacities, has taken any action, directly or indirectly, that would result in a material violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA in any material respect, and the Unit Issuer, its subsidiaries (including the Note Issuer) and, to the knowledge of the Unit Issuer, its affiliates have conducted their businesses in compliance with the FCPA in all material respects and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.  “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

xxxviii.     No Conflict with Money Laundering Laws.  The operations of the Unit Issuer and its subsidiaries (including the Note Issuer) are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Unit Issuer or any of its subsidiaries (including the Note Issuer) with respect to the Money Laundering Laws is pending or, to the best knowledge of the Unit Issuer, threatened.

xxxix.       No Conflict with OFAC Laws.  Neither the Unit Issuer nor any of its subsidiaries (including the Note Issuer) nor, to the knowledge of the Unit Issuer, any director, officer, agent, employee or affiliate of the Unit Issuer or any of its subsidiaries (including the Note Issuer) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Unit Issuer will not knowingly directly or indirectly use the proceeds of the offering, or knowingly lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by an officer of either Issuer and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Issuer to each Underwriter as to the matters set forth therein.

SECTION 2.  Purchase, Sale and Delivery of the Securities.

(a)  Purchase and Sale of the Equity Units.  The Unit Issuer agrees to issue and sell to the several Underwriters the Equity Units upon the terms set forth herein.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Unit Issuer the respective number of Equity Units set forth opposite their names on Schedule A.  The purchase price per Equity Unit to be paid by the several Underwriters to the Unit Issuer shall be $48.50.

(b)  The Closing Date.  Delivery of certificates for the Equity Units to be purchased by the Underwriters and payment therefor shall be made at the offices of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, New York 10019, at 10 A.M. New York City time on June 24, 2009 or such other later date not more than three business days after such date as the Representative shall designate by notice to the Unit Issuer (the time and date of such closing are called the “Closing Date”).  Immediately following the Closing Date, the Unit Issuer shall cause its transfer agent to enter the transfers of Securities in the Unit Issuer’s register of members.

(c)  The Optional Securities; the Subsequent Closing Date.  In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Unit Issuer hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 450,000 Optional Securities from the Unit Issuer at the purchase price per Equity Unit to be paid by the Underwriters.  The option granted hereunder may be exercised at any time and from time to time upon notice by the Representative to the Unit Issuer, which notice may be given at any time within 13 days from the date of this Agreement.  Such notice shall set forth (i) the aggregate number of Optional Securities as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Securities are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term “Closing Date” shall refer to the time and date of delivery of certificates for the Equity Units and the Optional Securities).  Each time and date of delivery, if subsequent to the Closing Date, is called a “Subsequent Closing Date” and shall be determined by the Representative and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise.  If any Optional Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Securities (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Securities to be purchased as the number of Equity Units set forth on Schedule A opposite the name of such Underwriter bears to the total number of Equity Units.

(d)  Public Offering of the Securities.  The Representative hereby advises the Unit Issuer that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Securities as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable.

(e)  Payment for the Securities.  Payment for the Securities shall be made on the Closing Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Unit Issuer.

It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Equity Units and any Optional Securities the Underwriters have agreed to purchase.  MLPFS, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Securities to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f)  Delivery of the Securities.  The Securities to be purchased by the Underwriters hereunder, in definitive form and in such authorized denominations and registered in such names as the Underwriters may request, upon at least forty-eight hours’ prior notice to the Unit Issuer, shall be delivered together with instruments of transfer by or on behalf of the Unit Issuer to the Unit Issuer’s transfer agent and in turn to the Underwriters, through the facilities of The Depository Trust Company (the “DTC”), for the account of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal

(same-day) funds to the account specified by the Issuer to the Underwriters at least forty-eight hours in advance.  The Unit Issuer will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Closing Date with respect thereto at the office of DTC or its designated custodian.

(g)  Delivery of Prospectuses to the Underwriters.  Not later than 10:00 a.m. on the second business day following the date the Securities are first released by the Underwriters for sale to the public, the Unit Issuer shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representative shall request.

SECTION 3.  Covenants of the Issuers.

The Issuers covenant and agree with each Underwriter as follows:

(i)  Review of Proposed Amendments and Supplements.  During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or a dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Issuers shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Issuers shall not file or use any such proposed amendment or supplement to which the Representative reasonably objects.  The Representative shall provide notice to the Issuers if the Prospectus Delivery Period has not ended on the date of the Closing Date, and upon such later date as the Prospectus Delivery Period has ended.

(ii)  Securities Act Compliance.  After the date of this Agreement, the Issuers shall promptly advise the Representative in writing (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  The Issuers shall use their best efforts to prevent the issuance of any such stop order or prevention or suspension of such use.  If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Issuers will use their best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use their best efforts to have such new registration statement declared effective as soon as practicable.  Additionally, the Issuers agree that they shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use their reasonable efforts to confirm that any filings made by the Issuers under such Rule 424(b) were received in a timely manner by the Commission.

(iii)  Exchange Act Compliance.  The Issuers, during the Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(iv)  Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters.  If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Issuers agree to (i) notify the Representative of any such event or condition and (ii) promptly prepare (subject to Section 3(i) hereof), file with the Commission (and use their best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at their own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(v)  Permitted Free Writing Prospectuses.  The Issuers represent that they have not made, and agree that, unless they obtain the prior written consent of the Representative, they will not make, and each Underwriter represents that it has not made, and agrees that, unless it obtains the prior written consent of each Issuer, it will not make, in each case, any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Issuers with the Commission or retained by the Issuers under Rule 433 of the Securities Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule B hereto.  Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Issuers agree that (i) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing

Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  The Issuers consent to the use by the Underwriters of a free writing prospectus that (a) is not an Issuer Free Writing Prospectus, and (b) contains only (i) information describing the price of the Securities or their offering or (ii) information permitted by Rule 134 under the Securities Act.

(vi)  Copies of the Disclosure Package and the Prospectus.  The Issuers agree to furnish the Representative, without charge, during the Prospectus Delivery Period, as many copies of the Disclosure Package and the Prospectus and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Representative may request.

(vii)  Copies of the Registration Statement.  The Issuers will furnish to the Representative and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto).

(viii)  Blue Sky Compliance.  The Issuers shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Securities for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws or other foreign laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities.  Neither Issuer shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Securities in any jurisdiction where it is not now so subject.  The Issuers will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Issuers shall use their best efforts to obtain the withdrawal thereof at the earliest possible moment.

(ix)  Use of Proceeds.  The Issuers shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(x) Reservation of Common Shares.  The Unit Issuer will reserve and keep available at all times, free of preemptive rights, a sufficient number of its Common Shares for the purpose of enabling the Unit Issuer to satisfy any obligation to issue the Issuable Common Shares.

(xi) Remarketing Agreement.  On or prior to the date that is 30 days prior to the first day of the Applicable Remarketing Period (as defined in the Purchase Contract and Pledge Agreement), the Issuers shall have entered into, and shall use their commercially reasonable efforts to have the Purchase Contract Agent enter into, the Remarketing Agreement.

(xii) Earnings Statement.  As soon as practicable, the Unit Issuer will make generally available to its security holders and to the Representative an earnings statement (which need not be audited) covering the twelve-month period beginning with the first fiscal quarter of the Unit Issuer ending after the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(xiii)  Restriction on Sale of Certain Securities.  During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus, the Unit Issuer will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act in respect of, any Common Shares or securities that are convertible into or exchangeable for Common Shares (other than the Securities, the Common Shares issued in the Common Shares Offering, and the issuance of awards pursuant to employee benefit plans outstanding as of the date hereof and issuances of Common Shares upon exercise of any such awards); provided that the foregoing shall not prohibit the Unit Issuer from (i) complying with the registration rights under the Investment Agreement, and (ii) issuing up to 44,567,901 Common Shares to Dexia Holdings, Inc. under the SPA and filing a registration statement on Form S-3 to register such Common Shares pursuant to Section 6.18 of the SPA.

(xiv)  Future Reports to the Underwriters.  During the period of one year hereafter the Unit Issuer will furnish to the Representative: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Unit Issuer containing the balance sheet of the Unit Issuer as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Unit Issuer’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Unit Issuer with the Commission, the Financial Industry Regulatory Authority (the “FINRA”) or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Unit Issuer mailed generally to holders of its capital stock; provided that no such reports need be furnished to the extent they are filed with the Commission and available through the Commission’s EDGAR website.

(xv)  No Manipulation of Price.  The Unit Issuer will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Unit Issuer to facilitate the sale or resale of the Securities.

The Representative, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by either Issuer of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4.  Payment of Expenses.  The Issuers covenant and agree with the Underwriters that the Issuers will pay or cause to be paid: (i) the cost of preparing stock certificates; (ii) the cost and charges of any transfer agent or registrar; (iii) the fees, disbursements and expenses of their counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any preliminary prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iv) the cost of printing or producing the Transaction Documents and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (v) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 3(viii) hereof, including the properly documented fees and disbursements of counsel for the Underwriter in connection with such qualification and in connection with the Blue Sky survey (such fees and disbursements not to exceed $10,000); (vi) the filing fees incident to, and the properly documented fees and disbursements of counsel for the Underwriter in connection with, securing any required review by the FINRA of the terms of the sale of the Securities; (vii) all expenses (other than underwriting discounts and commissions) and taxes incident to the sale and delivery of the Securities to be sold by the Unit Issuer to the Underwriters hereunder; (viii) the fees and expenses associated with listing of the Corporate Units and Issuable Common Shares on the New York Stock Exchange, (ix) all fees charged by investment rating agencies for the rating of the Securities, (x) all fees charged by the Trustee, the collateral agent, custodial agent and securities intermediary and the Purchase Contract Agent; (xi) all fees and expenses (including reasonable fees and expenses of counsel) of the Note Issuer in connection with approval of the Notes by the DTC for “book-entry” transfer and (xii) all other costs and expenses incident to the performance of the Issuers’ obligations hereunder which are not otherwise specifically provided for in this section.  It is understood, however, that, except as provided in this Section and Sections 6, 7 and 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers it may make.

SECTION 5.  Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date, and, with respect to the Optional Securities, any Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Issuers set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made, and, with respect to the Optional Securities, any Subsequent Closing Date, to the accuracy of the statements of the Issuers made in any certificates pursuant to the provisions hereof, to the timely performance by the Issuers of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a)  Accountants’ Comfort Letter for the Unit Issuer.  On the date hereof, the Representative shall have received from PricewaterhouseCoopers LLP, independent public accountants for the Unit Issuer, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants “comfort letters” to underwriters with respect to the financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

(b)  Accountants’ Comfort Letter for Financial Security Assurance Holdings Ltd.  On the date hereof, the Representative shall have received from PricewaterhouseCoopers LLP, independent public accountants for Financial Security Assurance Holdings Ltd. (“FSAH”), a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants “comfort letters” to underwriters with respect to the financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.

(c)  Compliance with Registration Requirements; No Stop Order.  For the period from the Execution Time to the Closing Date and, with respect to the Optional Securities, any Subsequent Closing Date:

(i)  the Issuers shall have filed any preliminary prospectus and the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Issuers shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective;

(ii)  the Final Term Sheet and any other material required to be filed by the Issuers pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433; and

(iii)  no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(d)  No Material Adverse Change or Ratings Agency Change.  For the period from the Execution Time to the Closing Date and, with respect to the Optional Securities, any Subsequent Closing Date:

(i)  in the judgment of the Representative there shall not have occurred any Material Adverse Change;

(ii)  there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 5 which is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Disclosure Package and the Prospectus; and

(iii)  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of or guaranteed by the Unit Issuer or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(e)  Opinion of Counsel for the Issuers.  On the Closing Date and any Subsequent Closing Date, the Representative shall have received a favorable opinion from each of the following, dated as of the Closing Date:

(i)            Mayer Brown LLP, U.S. counsel for the Issuers, the form of which opinion is attached as Exhibit A;

(ii)           Conyers Dill & Pearman, special Bermuda counsel for the Unit Issuer, the form of which opinion is attached as Exhibit B; and

(iii)          James M. Michener, Esq., general counsel of the Issuers, the form of which opinion is attached as Exhibit C.

(f)  Opinion of Counsel for the Underwriters.  On the Closing Date and any Subsequent Closing Date, the Representative shall have received the favorable opinion of Dewey & LeBoeuf LLP, counsel for the Underwriters, dated as of such Closing Date or Subsequent Closing Date, in form and substance satisfactory to, and addressed to, the Representative, with respect to the Registration Statement, the Prospectus (together with any supplement thereto), the Disclosure Package and other related matters as the Representative may reasonably require, and the Issuers shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)  Officers’ Certificate.  On the Closing Date and any Subsequent Closing Date, the Representative shall have received written certificates executed by the Chairman of the Board, Chief Executive Officer or President of each of the Issuers and the Chief Financial Officer or Chief Accounting Officer of each of the Issuers, dated as of such Closing Date or Subsequent Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, the Disclosure Package and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (c) and (d)(iii) of this Section 5, and further to the effect that:

(i)  for the period from the Execution Time to such Closing Date or Subsequent Closing Date, there has not occurred any Material Adverse Change;

(ii)  the representations, warranties and covenants of such Issuer set forth in Section 1 of this Agreement are true and correct on and as of such Closing Date or Subsequent Closing Date with the same force and effect as though expressly made on and as of such Closing Date or Subsequent Closing Date; and

(iii)  such Issuer has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or Subsequent Closing Date.

(h)  Bring-down Comfort Letters.  On the Closing Date and any Subsequent Closing Date, the Representative shall have received from PricewaterhouseCoopers LLP, independent public accountants for the Unit Issuer and FSAH, letters dated such date, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letters furnished by them pursuant to subsections (a) and (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to such Closing Date or Subsequent Closing Date.

(i)  Lock-Up Agreement from Certain Shareholders of the Unit Issuer.  On or prior to the date hereof, the Unit Issuer shall have furnished to the Representative an agreement in the form of Exhibit D hereto from each executive officer and director of the Unit Issuer, an agreement in the form of Exhibit E hereto from ACE Bermuda Insurance Ltd. and an agreement in the form of Exhibit F hereto from WLR, and each such agreement shall be in full force and effect on the Closing Date and any Subsequent Closing Date.

(j)  Entry into Securities Agreements.  The Issuers shall have delivered executed copies of each of the Securities Agreements except the Remarketing Agreement to the Representative.

(k)  Additional Documents.  On or before the Closing Date and any Subsequent Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Issuers at any time on or prior to the Closing Date and, with respect to the Optional Securities, at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 7, Section 8 and Section 17 shall at all times be effective and shall survive such termination.

SECTION 6.  Reimbursement of Underwriters’ Expenses.  If this Agreement is terminated by the Underwriters pursuant to Section 5 or Section 10, or if the sale to the Underwriters of the Securities on the Closing Date or any Subsequent Closing Date is not consummated because of any refusal, inability or failure on the part of either Issuer to perform any agreement herein or to comply with any provision hereof, the Issuers agree to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7.  Indemnification.

(a)  Indemnification of the Underwriters.  The Issuers jointly and severally agree to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such director, officer, employee, agent or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule

430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (a “Non-IFWP Road Show”) or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representative) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees, agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Issuers by the Underwriters through the Representative expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(b)  Indemnification of the Issuers, their Directors and Officers.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Issuers, each of their directors, each of their officers who signed the Registration Statement and each person, if any, who controls either Issuer within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Issuers or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or any Non-IFWP Road Show, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any Non-IFWP Road Show, in reliance upon and in conformity with written information furnished to the Issuers by the Representative expressly for use therein; and to reimburse the Issuers or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Issuers or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Issuers hereby acknowledge that the only information that the Underwriters have furnished to the Issuers expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any

Non-IFWP Road Show are the statements set forth in the third paragraph, the fifth paragraph and the second and third sentences of the seventh paragraph under the caption “Underwriting” in the Prospectus.  The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)  Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless:  (i) the employment of such counsel has been specifically authorized by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Underwriters and that all such reasonable fees and expenses shall be reimbursed as they are incurred).

(d)  Settlements.  The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 8.  Contribution.  If the indemnification provided for in Section 7 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Issuers, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Issuers, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.  The relative fault of the Issuers, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) for purposes of indemnification.

The Issuers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A.  For purposes of this Section 8, each director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of either Issuer, each officer of either Issuer who signed the Registration Statement and each person, if any, who controls either Issuer within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Issuers.

SECTION 9.  Default of One or More of the Several Underwriters.  If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Equity Units set forth opposite their respective names on Schedule A bears to the aggregate number of Equity Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Issuers for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 7 and Section 8 shall at all times be effective and shall survive such termination.  In any such case either the Representative or the Issuers shall have the right to postpone the Closing Date or a Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 9.  Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 10.  Termination of this Agreement.  Prior to the Closing Date and, with respect to the Optional Securities, any Subsequent Closing Date, this Agreement may be terminated by the Representative by notice given to the Issuers if at any time (i) trading or quotation in any of the Unit Issuer’s securities shall have been suspended or limited by the Commission or by the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable or inadvisable to market the Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities.  Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Issuers to any Underwriter, except that the Issuers shall be obligated to reimburse the expenses of the Underwriter pursuant to Sections 4 and 6 hereof or (b) any Underwriter to the Issuers.

SECTION 11.  No Advisory or Fiduciary Responsibility.  The Issuers acknowledge and agree that (i) the purchase of the Securities by the Underwriters pursuant to this Agreement is an arm’s-length commercial transaction between the Issuers and the Underwriters, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Issuers, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Issuers with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Issuers on other matters) or any other obligation to the Issuers except the obligations expressly set forth in this Agreement, (iv) the Issuers have consulted their own legal and financial advisors to the extent they deemed appropriate and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Issuers have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.  The Issuers agree that they will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Issuers, in connection with such transaction or the process leading thereto.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between either Issuer and the several Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 12.  Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Issuers, of their officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter or any person controlling such Underwriter, or the Issuers, the officers or employees of the Issuers, or any person controlling either Issuer, as the case may be or (B) acceptance of the Securities and payment for them hereunder and (ii) will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 13.  Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park
New York,  NY  10036
Facsimile:  (212) 933-2217
Attention:  Syndicate Department

with a copy to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park
New York, New York  10036
Facsimile:  (212) 548-8615
Attention:  ECM Legal

Dewey & LeBoeuf LLP

1301 Avenue of the Americas

New York, New York 10019

Facsimile: (212) 649-0999

Attention: Michael Groll, Esq.

If to the Unit Issuer:

Assured Guaranty Ltd.
30 Woodbourne Avenue
Hamilton, HM 08 Bermuda
Facsimile:  (441) 296-1083
Attention:  General Counsel

With a copy to:

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Facsimile:  (312) 701-7711
Attention: Edward S. Best, Esq.

If to the Note Issuer:

Assured Guaranty US Holdings Inc.

1325 6th Avenue, 18th Floor

New York, New York 10019-6066

Facsimile:  (212) 581-3268
Attention:  General Counsel

With a copy to:

Mayer Brown LLP
71 South Wacker Drive
Chicago, Illinois 60606
Facsimile:  (312) 701-7711
Attention: Edward S. Best, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 14.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9 hereof, and to the benefit of (i) the Issuers, their directors, any person who controls either Issuer within the meaning of the Securities Act and the Exchange Act and any officer of either Issuer who signs the Registration Statement, (ii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls the Underwriters within the meaning of the Securities Act and the Exchange Act, and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” shall not include a purchaser of any of the Securities from the any of the several Underwriters merely because of such purchase.

SECTION 15.  Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16.  Governing Law Provisions.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(a)  Consent to Jurisdicion.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The Unit Issuer has irrevocably appointed Assured Guaranty US Holdings Inc., 1325 Avenue of the Americas, New York, New York 10019 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York.

(b)  Waiver of Immunity.  With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 17.  General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 7 and the contribution provisions of Section 8, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Sections 7 and 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Issuers, their affairs and their business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Unit Issuer the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ASSURED GUARANTY LTD.

By:
Name:
Title:

ASSURED GUARANTY US HOLDINGS INC.

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Robert Giammarco
Name:	Robert Giammarco
Title:	Managing Director

SCHEDULE A

Underwriters	Number of Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,250,000
Citigroup Global Markets Inc.	750,000

Total	3,000,000

SCHEDULE B

Schedule of Free Writing Prospectuses included in the Disclosure Package

Free Writing Prospectus dated June 18, 2009 containing the Term Sheet

Free Writing Prospectus dated June 18, 2009 containing Pricing Press Release

SCHEDULE C

Final Term Sheet

Term Sheet dated June 18, 2009	Filed pursuant to Rule 433 Registration File No. 333-152892 Supplementing the Preliminary Prospectus Supplements dated June 16, 2009 (To Prospectus dated June 16, 2009)

Concurrent Offering of

Assured Guaranty Ltd.

38,500,000 Common Shares, par value $0.01 per share

(the “Common Share Offering”)

and

Assured Guaranty Ltd.

Assured Guaranty US Holdings Inc.

3,000,000 Equity Units

(Initially Consisting of 3,000,000 Corporate Units)

(the “Equity Units Offering”)

The information in this pricing term sheet relates only to the Common Share Offering and Equity Units Offering and should be read together with (i) the preliminary prospectus supplement dated June 16, 2009 relating to the Common Share Offering, including the documents incorporated by reference therein, (ii) the preliminary prospectus supplement dated June 16, 2009 relating to the Equity Units Offering, including the documents incorporated by reference therein, and (iii) the related base prospectus dated June 15, 2009, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration Statement No. 333-152892.

Company Name:	Assured Guaranty Ltd., a Bermuda company (“AGO”)

Ticker / Exchange for Common Shares :	AGO / The New York Stock Exchange (“NYSE”)

Trade Date:	June 18, 2009

Settlement Date:	June 24, 2009

Common Share Offering

Title of Securities:	Common shares, par value $0.01 per share, of AGO

Registration format:	SEC Registered

Shares Offered and Sold:	38,500,000 (or a total of 44,275,000 if the underwriters exercise in full their option to purchase up to 5,775,000 additional common shares of AGO)

Overallotment Option:	5,775,000 common shares of AGO

Public Offering Price:	$11.00 per share / approximately $423,500,000 million total (excluding the underwriters’ option to purchase up to 5,775,000 additional common shares of AGO)

Proceeds, before expenses, to AGO:	$404,442,500 million (excluding the underwriters’ option to purchase up to 5,775,000 additional common shares of AGO)

Use of Proceeds:

AGO intends to use $363.8 million of the net proceeds of the Common Share Offering to pay the cash purchase price for the acquisition of Financial Security Assurance Holdings Ltd. (the “Acquisition”). AGO intends to use the remaining net proceeds from the Common Share Offering and the net proceeds from the Equity Units Offering to pay cash in lieu of Assured common shares, including Excess Shares, that AGO would otherwise deliver as part of the purchase price for the Acquisition.

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc

Co-Managers:

Wachovia Capital Markets, LLC
KeyBanc Capital Markets Inc.
UBS Securities LLC
PNC Capital Markets LLC
Piper Jaffray & Co.
Keefe, Bruyette & Woods, Inc.
Sandler O’Neill & Partners, L.P.
Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC
Samuel A. Ramirez & Company, Inc.

Equity Units Offering

Title of Securities:	Equity Units (initially in the form of Corporate Units)

Registration format:	SEC Registered

Aggregate Offering Amount:	$150.0 million (or a total of $172.5 million if the underwriters exercise in full their option to purchase up to 450,000 additional Corporate Units)

Overallotment Option:	$22.5 million

Stated Amount per Equity Unit:	$50

Proceeds, before expenses, to AGO:	$145.5 million (excluding underwriters option to purchase up to 450,000 additional Corporate Units)

Total Distribution Rate:	8.50%

Reference Price:	$11.00 per common share of AGO, the Public Offering Price per share in the Common Share Offering

Threshold Appreciation Price:	$12.93, a 17.5% appreciation over the Reference Price

Minimum Settlement Rate (as defined):	3.8685 shares of AGO common stock (subject to adjustment)

Maximum Settlement Rate (as defined):	4.5455 shares of AGO common stock (subject to adjustment)

Purchase Contract Settlement Date:	June 1, 2012

Note Issuer:	Assured Guaranty US Holdings Inc. (“AGUSH,” and together with AGO, the “Issuers”)

Note Guarantor:	AGO

Note Coupon:	8.50%

Note Maturity Date:	June 1, 2014, unless the notes have been previously redeemed in connection with a special event redemption or the maturity date has been modified upon a successful remarketing

Note Coupon Payment Dates:	March 1, June 1, September 1 and December 1

First Note Coupon:	September 1, 2009

Early Remarketing:

AGUSH may, at its option, elect to remarket the notes underlying the Corporate Units on any remarketing date occurring during the period beginning on December 1, 2011 and ending on May 1, 2012, unless the notes have been previously redeemed in connection with a special event redemption or have been previously successfully remarketed.

Final Remarketing Period:	May 24, 2012 to May 29, 2012

Additional Notes:

The Issuers may, without notice to or the consent of the then existing holders of the notes, issue additional notes ranking equally and ratably with the notes in all respects except for the issue price, issue date and the payment of interest accruing prior to the issue date of the additional notes or the first payment of interest following the issue date of the additional notes. The additional notes will be consolidated and form a single series with the notes offered in this offering and will have the same terms as to status, redemption or otherwise as the notes offered in this offering.

Use of Proceeds:

AGO intends to use $363.8 million of the net proceeds of the concurrent Common Share Offering to pay the cash purchase price for the Acquisition. AGO intends to use the remaining net proceeds from the Common Share Offering and the net proceeds from the Equity Units Offering to pay cash in lieu of Assured common shares, including Excess Shares, that AGO would otherwise deliver as part of the purchase price for the

Acquisition.

AGO currently intends to use the proceeds from the settlement of the purchase contracts to repay debt as soon as practicable following such settlement, and AGO has agreed not to use such proceeds to repurchase AGO’s common shares.

CUSIP for the Corporate Units:	G0585R 122

ISIN for the Corporate Units:	BMG0585R1227

CUSIP for the Treasury Units:	G0585R 114

ISIN for the Treasury Units:	BMG0585R1144

CUSIP for the Notes:	04621W AB6

ISIN for the Notes:	US04621WAB63

Allocation of the Purchase Price:

At the time of issuance, the fair market value of the applicable ownership interest in the notes will be $49.19 (or 98.4% of the issue price of a Corporate Unit) and the fair market value of each purchase contract will be $0.81 (or 1.6% of the issue price of a Corporate Unit).

Comparable Yield on the Notes:	10.1%

Book-Running Manager:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

Co-Manager:	Citigroup Global Markets Inc.

Creating Treasury Units:

As described in the preliminary prospectus supplement, if the Treasury portfolio has replaced the notes underlying the Corporate Units, holders of Corporate Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute Treasury securities for the applicable ownership interests in the Treasury portfolio underlying the Corporate Unit, but holders of Corporate Units can only make this substitution in integral multiples of 16,000 Corporate Units (or such other number of Corporate Units as may be determined by the remarketing agent upon a successful remarketing of notes if the reset effective date is not a regular quarterly interest payment date).

Recreating Corporate Units:

As described in the preliminary prospectus supplement, if the Treasury portfolio has replaced the notes underlying the Corporate Units, holders of Treasury Units will have the right, at any time on or prior to the second business day immediately preceding the purchase contract settlement date, to substitute the applicable ownership interests in the Treasury portfolio for the Treasury securities that were a component of the Treasury Units, but holders of Treasury Units can only make this substitution in integral multiples of 16,000 Treasury Units (or such other number of Treasury Units as may be determined by the remarketing agent upon a successful remarketing of notes if the reset effective date is not a regular quarterly interest payment date).

Early Settlement:	A purchase contract can be settled for cash prior to the purchase contract settlement date at a settlement rate of 3.8685 shares per Equity Unit.

Early Settlement Upon a Fundamental Change:

Upon the occurrence of a fundamental change (as defined), a holder of a purchase contract will have the right to accelerate and settle such purchase contract early at the “fundamental change settlement rate,” which will depend on the share price in such fundamental change and the date such fundamental change occurs.

The following table sets forth the hypothetical common share price and the fundamental change settlement rate per Stated Amount of Equity Units:

Stock	Effective Date
Price	June 24, 2009	June 1, 2010	June 1, 2011	June 1, 2012
$6.00	5.6343	5.3504	5.0133	4.5455
$8.00	5.0413	4.8692	4.7094	4.5455
$10.00	4.6717	4.5278	4.4041	4.5455
$11.00	4.5476	4.4079	4.2794	4.5455
$12.00	4.4535	4.3172	4.1829	4.1667
$12.93	4.3872	4.2549	4.1185	3.8685
$15.00	4.2896	4.1691	4.0413	3.8685
$17.50	4.2272	4.1231	4.0138	3.8685
$20.00	4.1933	4.1031	4.0065	3.8685
$25.00	4.1548	4.0810	3.9930	3.8685
$30.00	4.1266	4.0603	3.9766	3.8685
$40.00	4.0794	4.0221	3.9508	3.8685
$50.00	4.0432	3.9936	3.9344	3.8685
$60.00	4.0163	3.9734	3.9235	3.8685
$75.00	3.9878	3.9526	3.9125	3.8685
$100.00	3.9583	3.9316	3.9015	3.8685

The exact share prices and effective dates may not be set forth in the table above, in which case

•                  If the share price is between two share price amounts in the table or the effective date is between two effective dates in the table, the fundamental change early settlement rate will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower share price amounts and the earlier and later effective dates, as applicable, based on a 365-day year.

•                  If the share price is greater than $100.00 per share (subject to adjustment), the fundamental change early settlement rate will be the minimum settlement rate.

•                  If the share price is less than $6.00 per share (subject to adjustment), the fundamental change early settlement rate will be the maximum settlement rate.

The Issuers have filed with the Securities and Exchange Commission, or SEC, a registration statement (including a prospectus dated June 16, 2009) for the Common Shares Offering and Equity Units Offering and a preliminary prospectus supplement dated June 16, 2009 for the Equity Units Offering, and Assured Guaranty Ltd. filed a preliminary prospectus supplement dated June 16, 2009 for the Common Share Offering. Before you invest, you should read the relevant prospectus supplement, the accompanying prospectus and other documents the Issuers have filed with the SEC for more complete information about the Issuers and these offerings. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies may be obtained by calling Merrill, Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-866-500-5408 (for Equity Units Offering and Common Share Offering); or Deutsche Bank Securities Inc. toll free at 1-800-503-4611 (for Common Share Offering).

This communication should be read in conjunction with the preliminary prospectus supplements dated June 16, 2009 and the accompanying prospectus. The information in this communication supersedes the information in the relevant preliminary prospectus supplement and the accompanying prospectus to the extent inconsistent with the information in such preliminary prospectus supplement and the accompanying prospectus.

EXHIBIT A

[Form of Opinion of Counsel for the Issuers]

Opinion of counsel for the Issuers to be delivered pursuant to Section 5(e)(i) of the Underwriting Agreement.

References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.

(i) The compliance by the Issuers with all of the provisions of each Transaction Document and the consummation of the transactions contemplated therein, including, but not limited to, the issuance and sale of the Securities, will not conflict with or result in a breach or violation of (A) any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Unit Issuer’s most recent Annual Report on Form 10-K or any subsequent Current Report on Form 8-K or Quarterly Report on Form 10-Q, (B) any United States federal or New York State statute which, in such counsel’s opinion, based on our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents (“United States Applicable Laws”), except that such counsel need not express any opinion with respect to state securities laws, or (C) any order, rule or regulation known to such counsel following inquiry of either Issuer’s management of any United States federal or New York State court or governmental agency or body having jurisdiction over such Issuer or any of its subsidiaries or any of their properties, except for such violations that would not reasonably be expected to have a Material Adverse Effect;

(ii) based upon such counsel’s review of the United States Applicable Laws, no consent, approval, authorization, order, registration or qualification of or with any United States federal or New York state court or governmental agency or body is required for the sale of the Securities or the consummation by the Issuers of the transactions contemplated by the Transaction Documents, except for (i) the registration under the Act of the Securities and the Component Securities, (ii) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (iii) any consent, approval, authorization, order, registration or qualification that may be applicable as a result of the involvement of any parties (other than the Issuers) in the transactions contemplated by the Transaction Documents or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties;

(iii) each of AGC, AGUH and Assured Guaranty Overseas US Holdings, Inc., (collectively the “U.S. Subsidiaries”) is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of share capital of each such subsidiary (except for directors’ qualifying shares) are owned directly or indirectly by the Unit Issuer, free and clear of all liens, encumbrances, equities or claims;

(iv) the statements set forth in the Disclosure Package and the Prospectus under the captions “Description of The Equity Units,” “Description of The Purchase Contracts,” “Certain

Provisions of The Purchase Contract and Pledge Agreement,” “Description of The Notes,” “Description of Assured Guaranty Share Capital—Differences in Corporate Law,” “Description of The Assured Guaranty US Holdings Debt Securities and Assured Guaranty Guarantee,” and “Description of Stock Purchase Contracts and Stock Purchase Units,” insofar as they purport to constitute a summary of the terms of Delaware law are accurate, complete and fair;

(v) the discussion contained or incorporated by reference in the Disclosure Package and the Prospectus under the caption “Material Tax Considerations—U.S. Federal Income Tax Consequences” constitutes, in all material respects, a fair and accurate summary of (i) the U.S. federal income tax considerations relating to Assured Guaranty and its direct and indirect subsidiaries and (ii) the U.S. federal income tax considerations relating to the ownership of the Securities by U.S. holders and non-U.S. holders (each as defined in the Prospectus) that are not otherwise excepted in the Disclosure Package and the Prospectus and who acquire Securities in the offering described in the Disclosure Package and the Prospectus;

(vi) neither Issuer is and, after giving effect to the offering and sale of the Securities, will be required to register as an “investment company” under the Investment Company Act;

(vii) each document filed pursuant to the Exchange Act (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Disclosure Package and the Prospectus, when it was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the requirements for such document under the Exchange Act and the rules and regulations of the Commission thereunder;

(viii) the Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included in or in exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered) appeared on their face to be appropriately responsive in all material respects to the requirements for such documents under the Trust Indenture Act, the Securities Act and the rules and regulations of the Commission thereunder;

(ix) the Indenture has been duly authorized, executed and delivered by the Note Issuer and, assuming the due authorization, execution and delivery thereof by the Unit Issuer, the Indenture constitutes a legal, valid and binding obligation of the Issuers, enforceable against the Issuers in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and the Indenture has been qualified under the Trust Indenture Act;

(x) the Notes have been duly authorized, executed and delivered by the Note Issuer and, when duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute legal, valid and binding obligations of the Note Issuer, entitled to the benefits of the Indenture and enforceable against the Note Issuer in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(xi) assuming the Guarantees have been duly authorized, executed and delivered by the Unit Issuer, the Guarantees constitute legal, valid and binding obligations of the Unit Issuer enforceable against the Unit Issuer in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(xii) assuming the Securities (other than the Notes), have been duly authorized, executed and delivered by the Unit Issuer, the Securities (other than the Notes), when executed on behalf of the holders thereof by the Purchase Contract Agent and authenticated by the Purchase Contract Agent and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute legal, valid and binding obligations of the Unit Issuer, enforceable against the Unit Issuer in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(xiii) assuming the due authorization, execution and delivery thereof by the Unit Issuer, the Purchase Contract and Pledge Agreement constitutes a legal, valid and binding obligation of the Unit Issuer, enforceable against the Unit Issuer in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

(xiv) the Remarketing Agreement has been authorized by the Note Issuer and, when executed and delivered by the Note Issuer and assuming the due authorization, execution and delivery thereof by the Unit Issuer, will constitute a legal, valid and binding obligation of the Issuers, enforceable against the Issuers in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and except that rights to indemnification thereunder may be limited by federal or state securities laws or public policy.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Issuers, representatives of the independent public or certified public accountants for the Issuers and representatives of the Underwriters at which the contents of the Registration Statement, the Disclosure Package and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus including the documents incorporated by reference therein (other than as specified above), and any supplements or amendments thereto, on the basis of the foregoing, nothing came to their attention which caused them to believe that (i) either the Registration Statement or any amendments thereto, at the most recent time of effectiveness with respect to the Underwriters as determined pursuant to Rule 430B, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the Prospectus, as of its date or at the Closing Date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements or schedules or other financial data derived therefrom, included or incorporated by reference in the Registration Statement, the Prospectus, the Disclosure Package or any amendments or supplements thereto).

In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

EXHIBIT B

[Form of Opinion of Bermuda Counsel for the Unit Issuer]

Opinion of Bermuda counsel for the Unit Issuer to be delivered pursuant to Section 5(e)(ii) of the Underwriting Agreement.

References to the Prospectus in this Exhibit B include any supplements thereto at the Closing Date.

(i) the Unit Issuer is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda);

(ii) the Unit Issuer has the necessary corporate power and authority to execute, deliver and perform its obligations under each Transaction Document and the necessary corporate power to conduct its business as a holding company as so described in the Disclosure Package and the Prospectus.  The execution and delivery of the Transaction Documents by the Unit Issuer and the performance by the Unit Issuer of its obligations thereunder will not violate the memorandum of association or bye-laws of the Unit Issuer nor any applicable law, regulation, order or decree in Bermuda;

(iii) based solely upon a review of a copy of the register of members of the Unit Issuer, certified by the Secretary of the Unit Issuer on a specified date, the issued share capital of the Unit Issuer consists of [ ] common shares par value $0.01, each of which is validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof);

(iv) the Issuable Common Shares have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contract and Pledge Agreement, will be duly and validly issued, fully paid and non-assessable upon payment of the purchase price therefor pursuant to the terms of the Purchase Contract and Pledge Agreement; and the issuance of the Issuable Common Shares will not be subject to any preemptive or similar rights of any securityholder of the Unit Issuer.

(v) the form of the Share Certificate conforms to the requirements of Bermuda law;

(vi) based solely upon a review of the Memorandum of Association and the Certificate of Deposit of Memorandum of Increase of Share Capital, the authorized share capital of the Unit Issuer is $5,000,000, divided into 500,000,000 shares of par value $0.01 each;

(vii) each of the Bermuda Subsidiaries is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of

Bermuda) and has the necessary corporate power and authority to conduct its business as described in the Disclosure Package and the Prospectus;

(viii) the Unit Issuer has taken all corporate action required to authorise its execution, delivery and performance of the Transaction Documents.  Each of this Agreement, the Indenture, the Remarketing Agreement, and the Purchase Contract and Pledge Agreement has been duly authorized and (except for the Remarketing Agreement) executed by or on behalf of the Unit Issuer, and, when delivered, constitutes the valid and binding obligation of the Unit Issuer, enforceable against the Unit Issuer in accordance with the terms thereof, and the Securities, the Guarantees and the Purchase Contracts have been duly authorized, executed, issued, and delivered by the Unit Issuer.

(ix) no order, consent, approval, licence, authorisation or validation of, filing with or exemption by any government or public body or authority of Bermuda or any sub-division thereof is required to authorise or is required in connection with the authorization, execution or filing of the Registration Statement, or the execution, delivery, performance and enforcement of the Transaction Documents, except such as have been duly obtained or filed in accordance with Bermuda law;

(x) based solely upon a review of copies of the Certificates of Registration issued to each of the Bermuda Subsidiaries by the Bermuda Monetary Authority pursuant to the Insurance Act 1978 of Bermuda, (the “Insurance Act”) and the Certificates of Compliance issued by the Bermuda Monetary Authority and the Registrar of Companies in Bermuda, each of the Bermuda Subsidiaries is registered in Bermuda under the Insurance Act to carry on long-term business, Assured Guaranty Re Ltd. (“AG Re”) is registered to carry on general business as a Class 3B insurer and Assured Guaranty Re Overseas Ltd. (“AGRO”) is registered to carry on general business as a Class 3A insurer in accordance with the provisions of the Insurance Act and the conditions attached to their respective registration licenses;

(xi) each of the Unit Issuer and the Bermuda Subsidiaries has been designated as non-resident of Bermuda for the purposes of the Exchange Control Act, 1972 and, as such, are free to acquire, hold, transfer and sell foreign currency (including the payment of dividends or other distributions) and securities without restriction;

(xii) based solely upon a review of the copy of the register of members of AG Re on a specified date, certified by the Secretary of AG Re on as specified date, the issued share capital of AG Re consists of 1,377,587 common shares par value U.S.$1.00 each (the “AG Re Shareholding”) each of which is validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and the Unit Issuer is the registered holder of the AG Re Shareholding;

(xiii) based solely upon a review of the copy of the register of members of AGRO on a specified date, certified by the Secretary of AGRO on a specified date, the issued share capital of AGRO consists of 1,000,000 common shares par value U.S.$1.00 each (the “AGRO Shareholding”) each of which is validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and Assured Guaranty Overseas US Holdings, Inc. is the registered holder of the AGRO Shareholding;

(xiv) the statements set forth in the Disclosure Package and the Prospectus under the captions “Description of Assured Guaranty Share Capital” and “Enforceability of Civil Liabilities Under United States Federal Securities Laws and Other Matters” and in the Disclosure Package and the Prospectus, to the extent they constitute statements of Bermuda law, are accurate in all material respects;

(xv) the discussion contained in the Unit Issuer’s Annual Report on Form 10-K for the year ended December 31, 2008, under the captions “Part 1 — Item 1 — Business — Regulation — Bermuda”, “Part 1 — Item 1 — Business — Tax Matters — Taxation of Assured Guaranty and Subsidiaries — Bermuda” and “Part 1 — Item 1 — Business — Taxation of Shareholders — Bermuda Taxation,” and in the Disclosure Package and the Prospectus under the caption “Material Tax Considerations—Bermuda Tax Consequences,” and in the Registration Statement under the caption “Item 15 — Indemnification of Directors and Officers”, to the extent that they constitute a statement of the Bermuda law are accurate in all material respects;

(xvi) the Unit Issuer, AG Re and AGRO have received an assurance from the Minister of Finance under The Exempted Undertakings Tax Protection Act 1966 in Bermuda that in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to the Unit Issuer, AG Re and AGRO or any of their operations or shares, debentures or other obligations of the Unit Issuer, AG Re and AGRO, until 28 March 2016 (subject to certain provisos expressed in such assurance);

(xvii) the consummation of the transactions contemplated by the Transaction Documents (including but not limited to any actions taken pursuant to the indemnification and contribution provisions contained in the Transaction Documents) will not, subject to compliance with Section 39A(2A) of the Companies Act 1981, constitute unlawful financial assistance by the Unit Issuer under Bermuda law;

(xviii) it is not necessary or desirable to ensure the enforceability in Bermuda of each Transaction Document that it be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda.  However, to the extent that any Transaction Document creates a charge over assets of the Unit Issuer, it may be desirable to ensure the priority in Bermuda of the charge that it be registered in the Register of Charges in accordance with Section 55 of the Companies Act 1981.  On registration, to the extent that Bermuda law governs the priority of a charge, such charge will have priority in Bermuda over any unregistered charges created, and over any subsequently registered charges, in respect of the assets which are the subject of the charge.  A registration fee of $541 will be payable in respect of the registration. While there is no exhaustive definition of a charge under Bermuda law, a charge includes any interest created in property by way of security (including any mortgage, assignment, pledge, lien or hypothecation).  However, as the Transaction Documents are governed by the laws of the State of New York (“New York Laws”), the question of whether they create such an interest in property would be determined under the New York Laws;

(xix) the Transaction Documents and the instruments of transfer transferring the Securities will not be subject to ad valorem stamp duty in Bermuda;

(xx) No stockholder of the Unit Issuer or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Unit Issuer arising by operation of the Memorandum of Association or Bye-Laws of the Unit Issuer or the law of the Islands of Bermuda;

(xxi) based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at a specified time and date (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Unit Issuer or the Bermuda Subsidiaries, nor any legal or governmental proceedings pending in Bermuda to which the Unit Issuer or the Bermuda Subsidiaries is subject;

(xxii) based solely on a search of the public records in respect of the Unit Issuer and the Bermuda Subsidiaries maintained at the offices of the Registrar of Companies at a specified time and date (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search) and a search of the Cause Book of the Supreme Court of Bermuda conducted at a specified time and date (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), no steps have been, or are being, taken in Bermuda for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of, the Unit Issuer or the Bermuda Subsidiaries, though it should be noted that the public files maintained by the Registrar of Companies do not reveal whether a winding-up petition or application to the Court for the appointment of a receiver has been presented and entries in the Cause Book may not specify the nature of the relevant proceedings;

(xxiii) the choice of New York laws as the governing law of each Transaction Document is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in Bermuda, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of Bermuda.  The submission in each Transaction Document to the non-exclusive jurisdiction of the New York Courts is valid and binding upon the Unit Issuer; and

(xxiv) the courts of Bermuda would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the New York Courts against the Unit Issuer based upon any Transaction Document under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and (f) there is due compliance with the correct procedures under the laws of Bermuda.

EXHIBIT C

[Form of Opinion of General Counsel for the Issuers]

Opinion of general counsel for the Issuers to be delivered pursuant to Section 5(e)(iii) of the Underwriting Agreement.

References to the Prospectus in this Exhibit C include any supplements thereto at the Closing Date.

(i) there are no legal or governmental proceedings pending or threatened against or affecting either Issuer or any of its subsidiaries or any of their respective assets or properties, that are required to be described in the Registration Statement, the Disclosure Package or the Prospectus and are not so described nor is there any contract or other document that is required to be described in the Registration Statement, the Disclosure Package or Prospectus, or to be field as an exhibit to the Registration Statement, that is not so described or filed, as required;

(ii) none of the U.S. Subsidiaries is in violation of its Articles of Incorporation or By-laws or comparable organizational documents;

(iii) neither the Unit Issuer nor any of the Bermuda Subsidiaries is in violation of its Memorandum of Association or Bye-laws;

(iv) no stockholder of the Unit Issuer or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Unit Issuer under any contract, agreement or instrument to which the Unit Issuer is a party;

(v) the compliance by the Issuers with all of the provisions of each Transaction Document and the consummation of the transactions contemplated therein will not conflict with any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either Issuer or any of its subsidiaries is a party or by which it or any of its properties may be bound;

(vi) no consent, approval, authorization, order, registration or qualification of or with any Maryland state court or governmental agency or body is required for the sale of the Securities or the consummation by the Issuers of the transactions contemplated by the Transaction Documents, except for (i) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (ii) any consent, approval, authorization, order, registration or qualification that may be applicable as a result of the involvement of any parties (other than the Issuers) in the transactions contemplated by the Transaction Documents or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties; and

(vii) Assured Guaranty Corp. (“AGC”) has all necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications of and from, and has made all declarations and filings with, all Maryland insurance regulatory authorities necessary to conduct their respective businesses as described in the Disclosure Package and the Prospectus, and all of the foregoing are in full force and effect, except where the failure to have such authorizations, approvals, orders, consents, certificates, permits, registrations or qualifications, the failure to make such declarations and filings, or their failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

It is agreed and acknowledged that the opinion set forth in paragraph (v) above maybe rendered by counsel employed by the Issuers and working under the supervision of Mr. Michener.

EXHIBIT D

June [], 2009

Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated

As Representative of the Several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith
                           Incorporated

One Bryant Park

New York, NY, 10036

Re:          Assured Guaranty Ltd. (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain common shares, par value $0.01 per share, of the Company (“Common Shares”) or securities convertible into or exchangeable or exercisable for Common Shares.  The Company proposes to carry out a public offering of its Equity Units and a concurrent public offering of Common Shares (together, the “Offerings”) for both of which you will act as the representative of the underwriters.  The undersigned recognizes that the Offerings will be of benefit to the undersigned and will benefit the Company.  The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offerings and in entering into underwriting arrangements with the Company with respect to the Offerings.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, (and will cause any spouse or immediate family member of the spouse or the undersigned living in the undersigned’s household not to), without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Representative”) (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of or transfer (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition of) including the filing (or participation in the filing of) of a registration statement with the Securities and Exchange Commission in respect of, any Common Shares, options or warrants to acquire Common Shares, or securities exchangeable or exercisable for or convertible into Common Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 90 days after the date of the prospectuses with respect to the Offerings (the “Lock-Up Period”); provided that the foregoing shall not apply to (i) transfers of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares as a bona fide gift or gifts; by will or intestate; to a trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned [for W. Ross agreement only: or to any or all of WLR Recovery Fund IV, L.P., WLR Recovery Fund III, L.P., WLR IV Parallel ESC, L.P. and/or WLR/GS Master Co-Investment, L.P.], provided that each transferee shall execute and deliver to the Representative a lock-up letter substantailly in the form of this letter and (B) no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above).  In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares.

This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned; provided that if the Offerings are not consummated prior to July 30, 2009, the undersigned shall be released from all obligations hereunder.

Printed Name of Holder
By:
Signature

Printed Name of Person Signing
(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

EXHIBIT E

June [], 2009

Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated

As Representative of the Several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated

One Bryant Park

New York, NY, 10036

Re:          Assured Guaranty Ltd. (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain common shares, par value $0.01 per share (“Common Shares”) or securities convertible into or exchangeable or exercisable for Common Shares.  The Company proposes to carry out a public offering of its Equity Units and a concurrent public offering of Common Shares (together, the “Offerings”) for both of which you will act as the representative of the underwriters.  The undersigned recognizes that the Offerings will be of benefit to the undersigned and will benefit the Company.  The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offerings and in entering into underwriting arrangements with the Company with respect to the Offerings.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Representative”) (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of or transfer (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition of) including the filing (or participation in the filing of) of a registration statement with the Securities and Exchange Commission in respect of, any Common Shares, options or warrants to acquire Common Shares, or securities exchangeable or exercisable for or convertible into Common Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce an intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 45 days after the date of the prospectuses with respect to the Offerings (the “Lock-Up Period”); provided that the undersigned may sell, offer to sell or contract to sell at least a majority of the common shares of the Company owned by the undersigned to a single purchaser during the Lock-Up Period (a “Private Sale”), so long as the purchaser executes and delivers to the Representative, concurrently with the execution and delivery of a definitive agreement relating to such Private Sale, a letter agreement in which such purchaser agrees to be agrees to be bound by the same restrictions set forth herein for the remainder of the Lock-Up Period.  In addition, the undersigned agrees that, without the prior written consent of the Representative, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares.

This agreement is irrevocable and will be binding on the undersigned and the respective successors and assigns of the undersigned; provided that if the Offerings are not consummated prior to July 30, 2009, the undersigned shall be released from all obligations hereunder.

ACE Bermuda Insurance Ltd.

By:
Name:
Title:

EXHIBIT F

June [], 2009

Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated

As Representative of the Several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated

One Bryant Park

New York, NY, 10036

Re:          Assured Guaranty Ltd. (the “Company”)

Ladies and Gentlemen:

The undersigned is an owner of record or beneficially of certain common shares, par value $0.01 per share, of the Company (“Common Shares”) or securities convertible into or exchangeable or exercisable for Common Shares.  The Company proposes to carry out a public offering of its Equity Units and a concurrent public offering of Common Shares (together, the “Offerings”) for both of which you will act as the representative of the underwriters.  The undersigned recognizes that the Offerings will be of benefit to the undersigned and will benefit the Company.  The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offerings and in entering into underwriting arrangements with the Company with respect to the Offerings.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Representative”) (which consent may be withheld in its sole discretion), directly or indirectly, effect any public sale, offering or distribution of any Common Shares, including, any sale pursuant to Rule 144 or Rule 144A, or make any short sale of, loan, grant any option for the purchase of, pledge, transfer, establish an open “put equivalent position” or liquidate or decrease a “call equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of or transfer (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition of) including the filing of (or participation in the filing of) a registration statement with the Securities and Exchange Commission in respect of, any Common Shares, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce an intention to do any of the foregoing, for a period commencing ten days before the date of the prospectuses with respect to the Offerings and continuing through ninety days after the date of the prospectuses with respect to the Offerings (the “Lock-Up Period”); provided that the foregoing shall not apply to transfers by the undersigned, if a limited partnership, limited liability company or corporation, to any limited or general partner, member or corporate parent, as the case may be, of the undersigned, provided the recipient thereof agrees in writing to be bound by the terms of this Lock-Up Letter Agreement.

This agreement is irrevocable and will be binding on the undersigned and the respective successors and assigns of the undersigned; provided that if the Offerings are is not consummated prior to July 30, 2009, the undersigned shall be released from all obligations hereunder.

WLR RECOVERY FUND IV, L.P.
By:	WLR Recovery Associates IV LLC, its General Partner
By:	WL Ross Group, L.P., its Managing Member
By:	El Vedado, LLC its General Partner

By:
Wilbur L. Ross, Jr.,
its Managing Member

WLR RECOVERY FUND III, L.P.
By:	WLR Recovery Associates III LLC, its General Partner
By:	WL Ross Group, L.P., its Managing Member
By:	El Vedado, LLC, its General Partner

By:
Wilbur L. Ross, Jr.,
its Managing Member

WLR IV PARALLEL ESC, L.P.
By:	INVESCO WLR IV Associates LLC, its General Partner
By:	INVESCO Private Capital, Inc., its Managing Member

By:
Wilbur L. Ross, Jr.,
its Chief Executive Officer

WLR/GS MASTER CO-INVESTMENT, L.P.
By:	WLR Master Co-Investment GP LLC, its General Partner
By:	WL Ross Group, L.P., its Managing Member
By:	El Vedado, LLC, its General Partner

By:
Wilbur L. Ross, Jr.,
its Managing Member